UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)
March 10, 2011

Alamo Group Inc.
 (Exact name of registrant as specified in its charter)

State of Delaware (State or Other Jurisdiction of Incorporation)	0-21220 (Commission file number)	74-1621248 (I.R.S. Employer Identification No.)

1627 E. Walnut

Seguin, Texas 78155

(Address of Registrant’s principal executive offices, including zip code)

(830) 379-1480

(Registrant’s telephone number, including area code)

N.A.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors;

Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On March 10, 2011, the Board of Directors (the “Board”) of Alamo Group Inc. (the “Company”), upon the recommendation of the Compensation Committee of the Board (the “Committee”), amended and restated the Alamo Group Incentive Compensation Plan (the “Plan”).  The Plan is a cash incentive plan which allows the Committee to reward the Company’s named executive officers (the “NEOs”) and key managers based upon three factors: (1) the overall performance of the Company, (2) the performance of the segment of the Company or division and/or business unit in which the employee is expected to contribute and (3) the individual performance of the employee.  The Plan was amended and restated to, among other things, change the range of the objective component of the target ICP Payment (as defined below) from 0% to 150% to 0% to 200%.  The goal of the Plan is to tie the NEOs’ and key managers’ objective with those of the Company and the shareholders.

The Plan consists of two components: an objective component that accounts for 75% of each participant’s potential incentive payment (“ICP Payment”); and a subjective component, payable at the sole discretion of the Committee based upon such factors that the Committee deems relevant to each participant, that accounts for 25% of the potential ICP Payment.  At the beginning of each plan year, a target ICP Payment will be set for each participant expressed as a percent of base salary, subject to the approval of the Committee.  The objective component can range from 0% to 200% of the target ICP Payment and the subjective component can range from 0% to 150% of the target ICP Payment.

The Company, in its sole discretion, may modify or terminate the Plan and/or discontinue payments under the Plan at any time prior to payments being made and make adjustments in ICP Payments if it is later determined, for any reason, that a lesser incentive payment should have been paid to a participant.

The above description of the Plan is qualified in its entirety by reference to the Plan, which is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)

10.1         Alamo Group Incentive Compensation Plan (as amended and restated effective March 10, 2011).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned authorized officer.

Alamo Group Inc.
Date: March 14, 2011	By:	/s/ Robert H. George
Robert H. George Vice President

EXHIBIT INDEX

Exhibit No.	Description

10.1	Alamo Group Incentive Compensation Plan (as amended and restated effective March 10, 2011).